EXHIBIT 4.1

SERIES A WARRANT AGREEMENT
(Series A Warrants)

by and between
b
CALPINE CORPORATION,

Computershare Inc.
b
and

Computershare Trust Company, N.A.

as Warrant Agent

SERIES A WARRANT AGREEMENT

TABLE OF CONTENTS1

1 This Table of Contents does not constitute a part of this Warrant Agreement or have any bearing upon the interpretation of any of its terms or provisions

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SERIES A WARRANT AGREEMENT (this “Warrant Agreement”), entered into on February 15, 2008, between CALPINE CORPORATION, a Delaware corporation (the “Company”), Computershare Inc (“Computershare”), and its wholly-owned Subsidiary, Computershare Trust Company, N.A. as Warrant Agent (the “Trust Company” and together with Computershare the “Warrant Agent”).

WHEREAS, pursuant to the terms and conditions of the Sixth Amended Joint Plan of Reorganization, dated December 19, 2007, as the same may be amended, modified or restated from time to time (the “Plan”) relating to the reorganization under Chapter 11 of the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C.  §§101-1330 (the “Bankruptcy Code”) of Calpine Corporation and certain of its direct and indirect subsidiaries, the holders of certain Interests (as defined in the Plan) are to be issued Series A Warrants (the “Warrants”) exercisable until the Expiration Date (as defined below), to purchase up to 48,500,000 shares of Common Stock, par value $0.001 per share, of the Company (“Original Common Stock”) at an exercise price of $23.88 per share of Common Stock, as adjusted pursuant to Section 12 hereof (the “Exercise Price”);

WHEREAS, the Warrants are being issued pursuant to, and upon the terms and conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein; and

WHEREAS, for purposes of this Warrant Agreement, “person” shall be interpreted broadly to include an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, national banking association, trust, trustee, estate, unincorporated organization, government, governmental unit, agency, or political subdivision thereof, or other entity.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the express (and no implied) instructions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2. Issuance of Warrants.  In accordance with Section 5, the Company will cause to be issued one or more Definitive Warrant Certificates (as defined below) and, if applicable, one or more Global Warrant Certificates (as defined below) evidencing the Warrants in accordance with the terms of this Warrant Agreement and the Plan.  Each Warrant Certificate shall evidence one or more Warrants.  Each Warrant evidenced thereby entitles the holder, upon proper exercise and payment of the applicable Exercise Price, to receive from the Company, as adjusted as provided herein, one share of Common Stock at the Exercise Price.  The shares of Common Stock or (as provided pursuant to Section 12) other shares of capital stock deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares.”  The words “holders” or “holder,” as used herein in respect of any Warrants or Warrant Shares, shall mean the registered holder or registered holders thereof.

SECTION 3. Warrant Certificates.  Subject to Section 6 of this Warrant Agreement, the Warrants shall be issued (1) in the form of one or more warrant certificates in definitive form (the “Definitive Warrant Certificates”) in substantially in the form set forth in Exhibit A hereto, the forms of election to exercise and of assignment to be printed on the reverse thereof, and (2) if applicable, in the form of one or more global certificates (the “Global Warrant Certificates” substantially the form set forth in Exhibit B hereto, the forms of election to exercise and of assignment to be printed on the reverse thereof and, together with the Definitive Warrant Certificates, the “Warrant Certificates”), , in each case together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Warrant Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.

The Global Warrant Certificates, if issued, shall be deposited on or after the date hereof with, or with the Warrant Agent as custodian for, The Depositary Trust Company (the “Depositary”) and registered in the name of Cede & Co., as the Depositary’s nominee.  Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Warrant Agreement.

Upon request, a holder may receive from the Depositary and the Warrant Agent Warrants in the form of Definitive Warrant Certificates as set forth in Section 6 below.

SECTION 4. Execution of Warrant Certificates.  Warrant Certificates shall be signed on behalf of the Company by the Chairman of the Board or its Chief Executive Officer or any Vice President, and by the Secretary or any Assistant Secretary.  Each such signature upon any Warrant Certificate may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, Vice President, Secretary or Assistant Secretary at the time of entering into this Warrant Agreement, notwithstanding the fact that at the time any Warrant Certificate shall be countersigned by the Warrant Agent and delivered or disposed of by the Company he or she shall have ceased to hold such office, so long as, and the Company hereby represents that, under the Company’s certificate of incorporation and bylaws, as each may be amended and in effect from time to time, any Warrants or shares of Common Stock so issued would be validly issued.

Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

SECTION 5. Registration and Countersignature.  The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a Warrant register as they are issued by the Company.  The Warrant register will show the names and addresses of the respective holders of the Warrants, the numbers of Warrants evidenced on the face of each Warrant Certificate and the date of each Warrant Certificate.

Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, any Vice President, the Secretary or any Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of shares of Common Stock referred to above in the first recital hereof (but subject to adjustment as hereinafter provided) and shall countersign and deliver Warrants as otherwise provided in this Warrant Agreement.  Each holder of Warrants, including those holders accepting a Warrant Certificate, shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same.

The Company and the Warrant Agent may deem and treat the registered holder(s) of any Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 6. Registration of Transfers and Exchanges.

(a)     Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement and the procedures of the Depositary therefor.

(b)     Exchange of a Beneficial Interest in a Global Warrant Certificate for a Definitive Warrant Certificate.

(i)           Any holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Definitive Warrant Certificate. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Definitive Warrant Certificates to be issued in exchange for the interest of such person in the Global Warrant Certificate and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee, as the case may be, a Definitive Warrant Certificate.

(ii)           Definitive Warrant Certificates issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver via 1st class mail such Definitive Warrant Certificates to the persons in whose names such Warrant Certificates are so registered.

(c)     Transfer and Exchange of Definitive Warrant Certificates.  Definitive Warrant Certificates may be exchanged at the option of the registered holder(s) thereof, when surrendered to the Warrant Agent at the Warrant Agent Office referred to in Section 20 (the “Warrant Agent Office”) during normal business hours for another Definitive Warrant Certificate or Certificates of like tenor and representing in the aggregate a like number of Warrants.  Definitive Warrant Certificates surrendered for exchange or for registration of transfer pursuant to clause (i) of the last sentence of this Section 6(c) or Section 6(h)(v) hereof shall be cancelled by the Warrant Agent.  Such cancelled Definitive Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law.  When Definitive Warrant Certificates are presented to the Warrant Agent with a request:

(i)           to register the transfer of the Definitive Warrant Certificates; or

(ii)           to exchange such Definitive Warrant Certificates for an equal number of Definitive Warrant Certificates of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrant Certificates presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the holder thereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, and bearing an original signature guarantee from a guarantor who participates in a signature guarantee program approved by The Securities Transfer Association.

(d)     Restrictions on Exchange or Transfer of a Definitive Warrant Certificate for a Beneficial Interest in a Global Warrant Certificate.  A Definitive Warrant Certificate may not be exchanged for a beneficial interest in a Global Warrant Certificate unless a Global Warrant Certificate has been issued and the requirements set forth in this Section 6(d) have been satisfied. Upon receipt by the Warrant Agent of a Definitive Warrant Certificate, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Definitive Warrant Certificate (such instruments of transfer and instructions to be duly executed by the holder hereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signatures to be guaranteed by an eligible guarantor institution), then the Warrant Agent shall cancel such Definitive Warrant Certificate and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly.

(e)     Restrictions on Transfer and Exchange of Global Warrant Certificates.  Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6(f)), unless and until it is exchanged in whole for Definitive Warrant Certificates, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)     Countersigning of Definitive Warrant Certificates in Absence of Depositary.  If at any time a Global Warrant Certificate has been issued and is outstanding and:

(i)           the Depositary for the Global Warrant Certificate notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificate and a successor Depositary for the Global Warrant Certificate is not appointed by the Company within 90 days after delivery of such notice; or

(ii)           the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrant Certificates under this Warrant Agreement,

then the Company shall execute, and the Warrant Agent, upon written instructions signed by an officer of the Company, shall countersign and deliver Definitive Warrant Certificates, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates.

(g)     Cancellation of Global Warrant Certificate.  At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Definitive Warrant Certificates, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or cancelled and retained pursuant to applicable law by, the Warrant Agent.

(h)     Obligations with Respect to Transfers and Exchanges of Warrants.

(i)           To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 3 and this Section 6, Definitive Warrant Certificates and Global Warrant Certificates as required pursuant to the provisions of this Section 6 and for the purpose of any distribution of additional Warrant Certificates contemplated by Section 12.

(ii)           All Definitive Warrant Certificates and Global Warrant Certificates issued upon any registration of transfer or exchange of Definitive Warrant Certificates or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Definitive Warrant Certificates or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii)           No service charge shall be made to a holder of Warrants for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the holder in connection with any such exchange or registration of transfer.

(iv)           So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 6(b) upon the exchange of a beneficial interest in a Global Warrant Certificate for a Definitive Warrant Certificate, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants as Definitive Warrant Certificates and will not be considered the owners or holders thereof under the Warrants or this Warrant Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v)           Subject to Sections 6(b), (c), (d) and this Section 6(h), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants represented by Warrant Certificates in the Warrant Register, upon surrender of Warrant Certificates representing such Warrants at the Warrant Agent Office (as defined below), duly endorsed, and accompanied by a completed form of assignment, duly signed by the holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an eligible guarantor institution. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

SECTION 7. Acknowledgment; Securities Law Compliance.  Each Warrant holder, by its acceptance of any Warrant under this Warrant Agreement, acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that a Warrant holder is an "underwriter" as defined in Section 1145(b)(1) of the Bankruptcy Code, such holder may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder, and a legend to that effect shall be placed on the Definitive Warrant Certificates representing the Warrants and Warrant Shares issued to any such holder.

SECTION 8. Terms of Warrants; Exercise of Warrants.

(a)     Subject to the terms of this Warrant Agreement, each Warrant holder shall have the right, which may be exercised from the date of original issuance of the Warrant Certificates pursuant to the terms of this Warrant Agreement and prior to 5:00 p.m. New York

City Time, on August 25, 2008 (the “Expiration Date”), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price then in effect for such Warrant Shares.  In addition, prior to the delivery of any shares of Common Stock that the Company shall be obligated to deliver upon proper exercise of the Warrants, the Company shall comply with all applicable federal and state laws, rules and regulations which require action to be taken by the Company.

(b)     Subject to the adjustments set forth in Section 12, each Warrant, when exercised, will entitle the holder thereof to purchase one share of Common Stock at the Exercise Price then in effect for such share of Common Stock.  Each Warrant not exercised pursuant to this Warrant Agreement prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of the Expiration Date.

(c)     The holder of Warrants may, until 5:00 p.m. New York City Time, on the Expiration Date, exercise such holder’s right to purchase Warrant Shares by:

(i)           providing written notice of such election (a “Warrant Exercise Notice”) to exercise such Warrants to the Warrant Agent at the address set forth in Section 20 hereof, “Re:  Calpine Corporation Warrant Exercise”, by overnight courier, received by the Warrant Agent no later than 5:00 p.m. New York City Time, on the Expiration Date, which Warrant Exercise Notice shall be in the form of an election to purchase Warrant Shares substantially in the form set forth either (x) in Exhibit A hereto, properly completed and executed by the holder, provided that such written notice may only be submitted if such Warrants are evidenced by Definitive Warrant Certificates; or (y) in Exhibit B hereto, properly completed and executed by the holder, provided that such written notice may only be submitted if such Warrants are evidenced by Global Warrant Certificates held through the book-entry facilities of the Depositary, by or through persons that are direct participants in the Depositary;

(ii)           delivering, either (x) if such Warrants are evidenced by Global Warrant Certificates, no later than 5:00 p.m. New York City Time, on the business day immediately prior to the Settlement Date (as defined below) such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary or (y) if such Warrants are evidenced by Definitive Warrant Certificates, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent; and

(iii)           paying, to Computershare, no later than 5:00 p.m., New York City time, on the Settlement Date, the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which such Warrants are being exercised (the “Exercise Amount”), together with any applicable taxes and governmental charges.  The date three business days after a Warrant Exercise Notice is delivered is referred to for all purposes under this Warrant Agreement as the “Settlement Date”.

To the extent a Warrant Exercise Notice is delivered in respect of Warrant prior to 5:00 p.m., New York City time, on the Expiration Date, but the deliveries and payments specified in clause

(ii) and (iii) above are effected thereafter but no later than 5:00 p.m., New York City time, on the Settlement Date, the Warrants shall be nonetheless deemed exercised prior to the Expiration Date for the purposes of this Agreement.

(d)     The Exercise Amount shall be payable in lawful money of the United States of America either by certified or official bank check made payable to the order of the Company (or if agreed to in the sole and absolute discretion of the Company, by wire transfer in immediately available funds to an account arranged with the Company prior to exercise).

(e)     Any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and shall constitute a binding agreement between the holder and the Company, enforceable in accordance with its terms.

(f)     The Warrant Agent shall:

(i)           examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of holders as contemplated by the Warrant Certificates to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms of the Warrant Certificate;

(ii)           where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)           inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company, no later than five business days after receipt of a Warrant Exercise Notice, of (x) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (y) the instructions with respect to delivery of the shares of Common Stock of the Company deliverable upon such exercise, subject to the timely receipt from the Depositary of the necessary information, and (z) such other information as the Company shall reasonably require; and

(v)           subject to the Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its requirements.

(g)     All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company in its sole discretion, which determination shall be final and binding.  The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith, shall be indemnified and held harmless by The Company for acting or refraining from acting upon, or as a result of such determination by the

Company.  The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful.  Such determination by the Company shall be final and binding on the holders, absent manifest error.  Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants.  The Company shall be under no duty to give notice to the holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(h)     As soon as practicable after the exercise of any Warrant, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the holder of the Warrant Certificates evidencing such Warrants, either:

(i)           if such holder holds the Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such holder or for the account of a participant in the Depositary the number of Warrant Shares to which such holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such holder or by the direct participant in the Depositary through which such holder is acting; or

(ii)           if such holder holds the Warrants being exercised in the form of Definitive Warrant Certificates, by delivery to the address designated by such holder in its Warrant Exercise Notice of a physical certificate or certificates representing the number of Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder.  Such warrant shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the close of business on the date of the delivery thereof.  If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 5 and this Section 8.

(i)     The Company shall use commercially reasonable efforts and take all reasonably necessary action to have the Warrant Shares, as soon as practicable following their issuance upon the exercise of Warrants, (i) listed on each national securities exchange on which the Common Stock is then listed or (ii) if the Common Stock is not then listed on any national securities exchange, listed for quotation on the Nasdaq National Market System or such other over-the-counter quotation system, if any, on which the Common Stock may then be listed.

(j)     For purposes of this Warrant Agreement, a “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close or remain closed.  In accordance with Section 13, no fractional shares shall be issued upon exercise of any Warrants.

(k)     All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent.  Such cancelled Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law.  The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company by the end of each day on which Warrants were exercised, of (i) the number of shares of Common Stock issued upon exercise of a Warrant, (ii) the delivery of Warrant Certificates evidencing the balance, if any, of the shares of Common Stock issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require and (y) concurrently pay to the Company all funds received by the Warrant Agent in payment of the aggregate Exercise Price.  The Warrant Agent promptly shall confirm such information to the Company in writing.

(l)     The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder, and provide, at the Company’s expense, copies thereof to any registered holder requesting such copy prior to the Expiration Date.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

SECTION 9. Payment of Taxes.  No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or the certificates representing the Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                        SECTION 10. Mutilated or Missing Warrant Certificates.  If any of the Warrant Certificates shall be mutilated, lost, wrongfully taken or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, wrongfully taken or destroyed, a new Warrant Certificate of like date and tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, wrongful taking or destruction of such Warrant Certificate and a corporate surety bond and any other such indemnity and security therefor as is customary and reasonably satisfactory to the Company and the Warrant Agent and satisfaction of such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code.  Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

SECTION 11. Reservation of Shares of Common Stock.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

The Company or the transfer agent for Common Stock and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise or of any of the rights of purchase represented by the Warrants as aforesaid (the “Transfer Agent”) will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The Warrant Agent is hereby irrevocably authorized and directed to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement.  The Company will supply such Transfer Agent with duly executed certificates for such purposes and will, upon request, provide or otherwise make available any cash which may be payable as provided in Section 16.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to the Warrant Agent and each holder pursuant to Section 17.

The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will be, upon payment of the aggregate Exercise Price and issuance thereof (in the case of an exercise), fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than any liens, charges and security interests created by the Warrant holder or the person to which the shares of Common Stock are to be issued).

SECTION 12. Adjustment of Exercise Price and Number of Shares of Common Stock Issuable.  The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12, without duplication.  For purposes of this Section 12, “Common Stock” means, subject to Section 12(k), the shares of Original Common Stock from time to time authorized and any other stock of the Company, however designated, the holders of which have the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

(a)           Adjustment for Change in Capital Stock.  If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company:

(1)           pays a dividend in shares of Common Stock or makes a distribution on its Common Stock in shares of Common Stock;

(2)           subdivides its outstanding shares of Common Stock into a greater number of shares (other than upon a reclassification to which clause (5) of this Section 12(a) or Section 12(k) applies);

(3)           combines its outstanding shares of Common Stock into a smaller number of shares (other than upon a reclassification to which clause (5) of this Section 12(a) or Section 12(k) applies);

(4)           makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(5)           issues by reclassification of its Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger of the Company in which the Company is the surviving entity but excluding any reclassification in which property other than shares of capital stock is issued (in which event Section 12(k) shall apply)), then the number of shares of Common Stock or other shares of capital stock of the Company receivable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the kind and number of shares of Common Stock or other shares of capital stock of the Company that such holder would have been entitled to receive upon the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)           Adjustment of Exercise Price.  Whenever the number of shares of Common Stock or other shares of capital stock of the Company receivable upon the exercise of any Warrant is otherwise required to be adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of shares of Common Stock or other shares of capital stock receivable upon exercise of each Warrant as provided in Section 12(f)), the Exercise Price payable per share of Common Stock upon exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock receivable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock (or, where clause (4) or (5) of Section 12(a) applies and shares of capital stock (other than solely Common Stock) become so receivable, the number of shares of Common Stock equivalent to such shares of capital stock based on the relative fair market values hereof (as determined in good faith by the Board)) so receivable immediately thereafter.

If after an adjustment a holder of a Warrant upon exercise thereof may receive shares of two or more classes or series of capital stock of the Company, the Company, in good faith, shall determine as the adjusted Exercise Price for each share of capital stock (other than Common Stock) so receivable an amount equal to the Exercise Price per share of Common Stock as adjusted pursuant to the preceding paragraph, multiplied by a fraction the denominator of which is the fair market value of a share of Common Stock and the numerator of which is the fair market value of such share of other capital stock (as determined in good faith by the Board).  After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter again be subject to adjustment on terms comparable to those applicable to shares of Common Stock in this Section 12.

(c)           When De Minimis Adjustment May Be Deferred.  No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least one percent (l%) in the Exercise Price.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(d)           When No Adjustment Required.  No adjustment need be made pursuant to Section 12(a) or 12(b) for a transaction referred to in Section 12(a) if Warrant holders participate in such transaction on a basis and with notice that the Board determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

No adjustment need be made for any issuance of securities by the Company on the Effective Date of the Plan or pursuant to the Plan.

No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or no par value of the Common Stock.

Notwithstanding any other provision of this Section 12, no adjustment to the Exercise Price shall result in zero or in a negative number.

To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

(e)           Notice of Certain Transactions.

If:

(i)           the Company takes any action that would require an adjustment to the Exercise Price or the number of shares of Common Stock or other shares of capital stock receivable upon exercise of Warrants pursuant to Section 12(a) or (b) and if the Company does not arrange for Warrant holders to participate in such transaction pursuant to Section 12(d);

(ii)           the Company determines to adjust the number of Warrants pursuant to Section 12(f); or

(iii)           there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, liquidation or dissolution.  The Company shall mail the notice at least fifteen (15) days before such date.  Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Whenever the Exercise Price is adjusted, the Company also shall provide the notices required by Section 20.

(f)           Company Discretion Regarding Adjustment in Number of Warrants.  The Company may elect, in its sole discretion, on the date of any adjustment in the number of Warrant Shares receivable upon exercise of Warrants required by paragraph (a) of this Section 12, to adjust the number of Warrants held by any holder of any Warrant Certificate in substitution for an adjustment in the number of Warrant Shares receivable upon the exercise of a Warrant.  And, in such events, each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Warrant Shares as immediately prior to such adjustment. Each holder of a Warrant Certificate held of record prior to such adjustment of the number of Warrants shall be entitled to receive in respect of each Warrant evidenced by such previously outstanding Warrant Certificate a new Warrant Certificate evidencing additional Warrants  equal to the excess of (i) that number of Warrants (calculated to the nearest one-hundredth) obtained by dividing the applicable Exercise Price in effect prior to adjustment of such Exercise Price by the applicable Exercise Price in effect after adjustment of such Exercise Price over (ii) one (1). The Company shall notify the holders of Warrants of its election to adjust the number of Warrants in the same manner as provided in paragraph (e) of this Section 12, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall give prompt written notice thereof to the Warrant Agent.  This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this Section 12(f), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to Section 14, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants evidenced by the Warrant Certificates previously so held and the additional Warrants to which such holders are so entitled, all to be issued, executed and registered in the manner specified in Sections 4 and 5 (and which may bear, at the option of the Company, the applicable adjusted Exercise Price) and to be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

(g)           Form of Warrants.  The Company may, but (except to the extent Section 12(f) applies) shall not be required to, issue new certificates or make a notation on any outstanding certificates to reflect any adjustment under this Section 12.  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates evidencing Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates evidencing Warrants initially issuable pursuant to this Warrant Agreement.

(h)           The Company Determination Final.  Any determination that the Company or the Board must make pursuant to this Section 12 is (absent manifest error) conclusive if such determination is made in good faith.

(i)           Warrant Agent’s Disclaimer.  The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made (if at all), how it should be made or what it should be.  The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants.  The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 12.  The Warrant Agent shall not be deemed to have knowledge of any adjustment under this Section 12 until it has received notice thereof pursuant to Section 12.

(j)           Optional Tax Adjustment.  The Company may at its option, at any time prior to the Expiration Date, increase the number of shares of Common Stock or other shares of capital stock into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Sections 12(a) and (b), as deemed advisable by the Board, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(k)           Changes in Common Stock.  In case at any time or from time to time while the Warrants remain outstanding and unexpired in whole or in part, the Company shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting:

 (i)                 a merger of the Company into, a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other Person (a “Non-Surviving Transaction”), or

 (ii)                 any reclassification of the Common Stock into securities or other property (other than solely into shares of capital stock of the Company (in which event Section 12(a)(5) shall apply)), or any merger of another Person into the Company in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (other than solely into or for shares of capital stock of the Company (in which event Section 12(a)(5) shall apply)) (a “Surviving Transaction”; any Non-Surviving Transaction or Surviving Transaction being herein called a “Transaction”), then, as a condition to the consummation of such Transaction, the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause such other Person to) execute and deliver to the Warrant Agent a written instrument providing that:

(x)           so long as any Warrant remains outstanding on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement, each Warrant, upon the exercise thereof at any time on or after the consummation of such Transaction, shall be exercisable:

(I)           into, in lieu of the Common Stock issuable upon such exercise prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction, assuming (except in the case of a reclassification) such holder of Common Stock:

(A)           is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an affiliate of a Constituent Person; and

(B)           failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then, for the purposes of this Section 12(k), the kind and amount of securities, cash and other property receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(II)           at an Exercise Price for such Substituted Property equal to the aggregate Exercise Price payable by such holder for all such shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction; and

(y)           the rights and obligations of the Company (or, in the event of a Non-Surviving Transaction, such other Person) and the holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and holders in respect of Common Stock hereunder as set forth in Section 8 hereof and elsewhere herein.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12.  The above provisions of this Section 12(k) shall similarly apply to successive Transactions.

SECTION 13. Priority Adjustments, Further Actions.  (a) If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of Section 12, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value.

(b)       The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms.  Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation, as may be amended and in effect from time to time and available for the purposes of issue upon such exercise.  Notwithstanding the previous sentences, the Company shall not be prohibited from effecting a consolidation, merger, reorganization or transfer of assets by this Section 13.

SECTION 14. Fractional Interests.  The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants.  If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all of the Warrants so presented.  If any fraction of a share of Common Stock would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a share of Common Stock and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a share of Common Stock and (ii) the excess of (x) the closing price of a share of Common Stock for the day immediately preceding the date the Warrant was presented for exercise pursuant to Section 8 over (y) the Exercise Price.

SECTION 15. Warrant Holders not Stockholders.  Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of any Warrant Certificate or any Warrants (i) the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter or to attend any such meetings or any other proceedings of the holders of Common Stock; (ii) the right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date precedes, the date of the exercise of such Warrant (except to the extent the first sentence of Section 16(d) applies); or (iii), or any other rights whatsoever as stockholders of the Company.

SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent.  Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.  If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates in this Warrant Agreement.

SECTION 17. Warrant Agent.  The Warrant Agent undertakes only the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a)     The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company.  The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it.  The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

(b)     Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Company’s Chairman of the Board, Chief Executive Officer or any Vice President and delivered to the Warrant Agent; and in reliance upon such certificate, the Warrant Agent shall take any action or omit to take any action authorized under the provisions of this Warrant Agreement.  In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is uncertain of any action to take hereunder, the Warrant Agent, may, following prior written notice to the Company, refrain from  taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written  instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

(c)     The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement (including, without limitation, any adjustment of the Exercise Price pursuant to Section 12, the authorization or reservation of shares of Common Stock pursuant to Section 11, the due execution and delivery by the Company of this Warrant Agreement or any Warrant Certificate) or in the Warrant Certificates to be complied with by the Company.

(d)     The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(e)     The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate representing shares of Common Stock, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.  The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between and signed by, the Company and the Warrant Agent.  The Warrant Agent shall not be required to take instructions or directions except those given in accordance with this Warrant Agreement.

(f)     The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and  the Warrant Agent will not be answerable or accountable for any act, default, neglect or unintentional misconduct of any such attorneys or agents or for any loss to the Company or the holders of the Warrants resulting from any such act, default, neglect or unintentional misconduct, absent gross negligence, willful misconduct or bad faith (as each is determined by a final non-appealable order of a court of competent jurisdiction) in the selection and continued employment thereof. Notwithstanding anything contained herein to the contrary, except to the extent liabilities arise from the Warrant Agent’s willful misconduct or bad faith, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

(g)     The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates.

(h)     The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

(i)     The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature actually incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement except as a result of its gross negligence, bad faith or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction).

(j)     The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity.  All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(k)     Except as otherwise prohibited by applicable law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(l)     The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof.  The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement, except for its own gross negligence, bad faith or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction); provided that in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)     The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the shares of Common Stock or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same.  The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such shares of Common Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

(n)     Notwithstanding the foregoing, nothing in this Section 17 shall relieve the Warrant Agent from any liability arising from the Warrant Agent’s transfer of any Warrant without obtaining confirmation from the Company as described in Section 6(a).

(o)     All rights and obligations contained in this Section 17 and Section 18 shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

SECTION 18. Expenses.  All expenses incident to the Company’s performance of or compliance with this Warrant Agreement will be borne by the Company, including without limitation: (i) all expenses of printing Warrant Certificates; (ii) messenger and delivery services and telephone calls; (iii) all fees and disbursements of counsel for the Company; (iv) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (v) the Company’s internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties).

SECTION 19. Change of Warrant Agent.  If the Company terminates the Warrant Agent or the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has terminated the Warrant Agent or it has been notified in writing of a resignation or incapacity by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent.  Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.  After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Failure to give any notice provided for in this

Section 19, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation.  If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

SECTION 20. Notices to the Company and Warrant Agent.  Any notice or demand authorized or permitted by this Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas  77002
Attn.:        Gregory L. Doody
Executive Vice President, General Counsel, and Secretary
Facsimile: 713-830-8708

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois  60601 6636
Attn:         Marc Kieselstein, P.C.
                David R. Seligman
                Carter W. Emerson, P.C.
                Gerald T. Nowak
Facsimile: 312-861-2200

Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA  02021
Attn:         Computershare Shareholder Services
Telephone:           (800) 546-5141
Facsimile:             (781) 575-2901

SECTION 21. Supplements and Amendments.  The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the rights or interests of the holders of Warrant Certificates.  Any amendment or supplement to this Warrant Agreement that has an adverse effect on the rights or interests of holders of the Warrants shall require the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled affiliates).  The consent of each holder of a Warrant affected shall be required for any amendment of this Warrant Agreement pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of the Warrants would be decreased; provided, however, that such consent shall not be required for any adjustment to the Exercise Price or the number of shares purchasable, if made pursuant to the provisions of Section 12 of this Warrant Agreement.  The Warrant Agent shall have no duty to determine whether any such amendment would have an adverse effect on the rights or interests of the holders of the Warrants.  The Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which adversely affects the rights or increases the duties or obligations of the Warrant Agent.

SECTION 22. Successors. (a) All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder and the registered holders from the time of the Warrant Certificates.

(b)       So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Transaction (as defined in Section 12(k)) unless the acquirer shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 12(k).  Upon the consummation of such Non-Surviving Transaction, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer had been named as the Company herein.

SECTION 23. Termination.  This Warrant Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date (or, if later, the Settlement Date with respect to any Warrant Exercise Notice delivered prior to 5:00 p.m., New York City time, on the Expiration Date).  Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised.  The provisions of Section 8 and Section 18 shall survive such termination.  Termination of the Warrant Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to the Expiration Date.

SECTION 24. Governing Law; Jurisdiction.  This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York (including New York General Obligations Law § 5-1401).  The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

SECTION 25. Benefits of this Warrant Agreement.  This Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates, and nothing in this Warrant Agreement shall be construed to give to any person other than the Company and the Warrant Agent any legal or equitable right, remedy or claim under this Warrant Agreement.  Each holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.  Notwithstanding anything contained in this Agreement to the contrary, each holder, by acceptance of a Warrant Certificate, hereby agrees that the assertion of any legal or equitable right, remedy or claim under this Warrant Agreement shall be made by such holder solely against the Company and in no event against the Warrant Agent or its employees, agents or affiliates.

SECTION 26. Counterparts.  This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 27. Further Assurances.  From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Warrant Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

SECTION 28. Entire Agreement.  This Warrant Agreement and the Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

CALPINE CORPORATION

By:	/s/ Gregory L. Doody
Name: Gregory L. Doody
Title: Executive Vice President,
General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Thomas Borbely
Name: Thomas Borbely
Title: Director, Corporation Actions

COMPUTERSHARE INC.

By:	/s/ Thomas Borbely
Name: Thomas Borbely
Title: Director, Corporation Actions

[Signature Page to Series A Warrant Agreement]

EXHIBIT A

016570| 003590|127C|RESTRICTED||4|057−423
SERIES A WARRANT
NO PAR VALUE
SERIES A WARRANT
THIS CERTIFICATE IS TRANSFERABLE IN
CANTON, MA AND JERSEY CITY, NJ
Certificate Number
ZQ 000000
Warrants
* * 6 0 0 6 2 0 * * * * * *
* * * 6 0 0 6 2 0 * * * * *
* * * * 6 0 0 6 2 0 * * * *
* * * * * 6 0 0 6 2 0 * * *
* * * * * * 6 0 0 6 2 0 * *
THIS CERTIFIES THAT
CALPINE CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr.
Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr.
Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample MR. SAMPLE & MRS. SAMPLE &**** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander
David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David
Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample
**** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander MR. SAMPLE & MRS. SAMPLE David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr.
Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr.
Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr.
Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Sample **** Mr. Sample
CUSIP 131347 11 4
SEE REVERSE FOR CERTAIN DEFINITIONS
is the owner of
**600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**Shares****60***SIX HUNDRED THOUSAND0620**Shares****600620**Shares****600620**
Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**
Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares***600620**Shares
****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****
600620**Shares****600620**SIX HUNDRED AND TWENTY***Shares****600620**Shares****600620**Shares****600620**
Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**
Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****600620**
Shares****600620** Sh
Series A Warrant or Warrants to purchase shares of Common Stock, par value $.001 per share (the “Common Stock”), of Calpine Corporation, a Delaware corporation (the “Company”), subject to and upon compliance with the provisions of the Warrant Agreement (the “Warrant Agreement”) dated February 15, 2008, between the Company, Computershare Inc. and Computershare Trust company, N.A. (the “Warrant Agent”). Each Warrant evidenced hereby entitles the holder upon exercise at any time on or after the date of this Warrant Certificate and prior to August 25, 2008 (the “Expiration Date”), to purchase one fully paid and nonassessable share of Common Stock at the purchase price of $23.88 per share (as adjusted from time to time, the “Exercise Price”), payable in full at the time of purchase. The number of shares of Common Stock into which and the Exercise Price at which each Warrant shall be exercisable each are subject to adjustment as provided in the Warrant Agreement.       The Warrants evidenced by this certificate (this “Warrant Certificate”) are subject to the terms and conditions set forth in the Warrant Agreement, a copy of which the Company will furnish to the registered holder hereof, without charge, upon written request delivered to the Secretary of the Company at its principal place of business or the Warrant Agent.       In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.       Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.       Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.       Until the exercise of any Warrant, subject to the provisions of the Warrant Agreement, no Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Company.
Chief Executive Officer
Secretary
DATED <<Month Day, Year>>
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,
By
AUTHORIZED SIGNATURE
SECURITY INSTRUCTIONS ON REVERSE
A123456
CALPINE CORPORATION
PO BOX 43004, Providence, RI 02940-3004
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
CUSIP XXXXXX XX X
Holder ID XXXXXXXXXX
Insurance Value 1,000,000.00
Number of Shares 123456
DTC 12345678 123456789012345
Certificate Numbers
1234567890/1234567890
1234567890/1234567890
1234567890/1234567890
1234567890/1234567890
1234567890/1234567890
1234567890/1234567890
Total Transaction
Num/No.
123456
Denom.
123456
Total
1234567

EXERCISE FORM (To Be Executed by the Registered Holder in Order to Exercise Warrants)
THE UNDERSIGNED REGISTERED HOLDER hereby irrevocable elects to exercise ___ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants and requests that certificates for such securities shall be issued in the name of:
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
And be delivered to:
(PLEASE PRINT OR TYPE NAME AND ADDRESS)
And if such number of Warrants shall not be all the warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below: (PLEASE PRINT OR TYPE ADDRESS) Date: , 20 Signature(s) Signature(s) Guaranteed (Social Security or Taxpayer Identification Number)
ASSIGNMENT (To Be Executed by the Registered Holder or Order to Assign Warrant(s) FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER (PLEASE PRINT OR TYPE NAME AND ADDRESS) of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints attorney to transfer this Warrant Certificate on the books of the Corporation, with full power of substitution in the premises. Date: , 20 Signature(s) Signature(s) Guaranteed (Social Security or Taxpayer Identification Number)
THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -as tenants in common
UNIF GIFT MIN ACT- Custodian
(Cust) (Minor)
TEN ENT -as tenants by the entireties
under Uniform Gifts to Minors Act
(State)
JT TEN -as joint tenants with right of survivorship and not as tenants in common
UNIF TRF MIN ACT Custodian (until age. . . )
(Cust)(Minor)
under Uniform Transfers to Minors Act.
(State)
Additional abbreviations may also be used though not in the above list.

EXHIBIT B

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER AUGUST 25, 2008

This Global Warrant Certificate is held by The Depositary Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person, and may not be exchanged, or the transfer hereof registered, under any circumstances except as and to the extent set forth in Section 6 of the Warrant Agreement.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for the registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

CUSIP No._________
No.___________________

CALPINE CORPORATION

SERIES A WARRANTS TO PURCHASE COMMON STOCK

VOID AFTER AUGUST 25, 2008

This Warrant Certificate (“Warrant Certificate”) certifies that Cede & Co., or its registered assigns is the registered holder _______ of outstanding Warrants (“Warrants”) of Calpine Corporation, a Delaware corporation (the “Company”), to purchase shares (the “Warrant Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company, as shall from time to time be reduced or increased by endorsement on Schedule I hereto, as appropriate, in accordance with the terms of the Warrant Agreement.  The Warrants expire on August 25, 2008 (such date, the “Expiration Date”), and entitle the holder to purchase from the Company, subject to and upon compliance with the provisions thereof and of the Warrant Agreement, for each Warrant being exercised, one fully paid and non-assessable Warrant Share at the exercise price (the “Exercise Price”) multiplied by the number of Warrant Shares in respect of which Warrants are being exercised (the “Exercise Amount”), payable to the Company either by certified or official bank check payable to the order of the Company (or, if agreed to in the sole and absolute discretion of the Company, by wire transfer in immediately available funds to an account with the Company prior to exercise), no later than 5:00 p.m. New York City time, on the settlement date, which settlement date is three business days after a Warrant Exercise Notice is delivered (the “Settlement Date”).  The initial Exercise Price shall be $23.88.

The Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants evidenced hereby are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

No Warrant may be exercised after the Expiration Date.  Any Warrants not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under the Warrant Agreement shall cease as of the Expiration Date.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:___________________

                                        CALPINE CORPORATION

By:	/s/
Name:
Title:

Countersigned:

COMPUSHARE TRUST COMPANY, N.A.

By:	/s/
Name:
Title:

COMPUTERSHARE INC.

By:	/s/
Name:
Title:

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE
EVIDENCING
SERIES A WARRANTS TO PURCHASE COMMON STOCK
CALPINE CORPORATION

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase an initial maximum of 48,500,000 shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of February 15, 2008 (the “Warrant Agreement”), duly executed and delivered by the Company, Computershare Inc. and Compushare Trust Company N.A., as Warrant Agent (the “Warrant Agent”).  The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrant Certificates.  A copy of the Warrant Agreement.  The Company will furnish (or cause to be furnished) a copy of the Warrant Agreement to the registered holder hereof, without charge, upon written request delivered to the Secretary of the Company at its principal place of business or the Warrant Agent.  All capitalized terms used in this Warrant Certificate herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Warrants may be exercised to purchase Warrant Shares from the Company from the date of original issuance of the Warrant Certificates through 5:00 p.m. New York City time on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement.  Subject to the terms and conditions set forth herein and in the Warrant Agreement, the holder of the Warrants evidenced by this Warrant Certificate may exercise such Warrants by:

(i)     providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, “Re Calpine Corporation: Warrant Exercise”, by overnight courier, no later than 5:00 p.m. New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Warrant Shares set forth herein, properly completed and executed by the holder, such written notice to be submitted by or through persons who are direct participants in the Depositary;

(ii)     delivering no later than 5:00 p.m. New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary; and

(iii)     paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the Expiration Date, this Global Warrant Certificate shall be endorsed to evidence the number of Warrants previously evidenced by this Warrant Certificate not so exercised.

No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant.  Any Warrants not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under the Warrant Agreement shall cease as of the Expiration Date.

The Company shall not be required to issue fractional shares of Common Stock on exercise of Warrants that evidence fractional Shares.

The Warrant Agreement provides that, in addition to certain adjustments to the number of Warrant Shares into which a Warrant is exercisable and the Exercise Price required to be made in certain circumstances, in the case of any Transaction, the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause the other Person involved in such Transaction to) execute and deliver to the Warrant Agent a written instrument providing that (i) the Warrants evidenced hereby, if then outstanding, will be exercisable thereafter, during the period the Warrants evidenced hereby shall be exercisable as specified herein, only into the Substituted Property that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock that would have been issued upon exercise of such Warrant if such Warrant had been exercised in full immediately prior to such Transaction (upon certain assumptions specified in the Warrant Agreement), assuming that the Warrants evidenced hereby were exercisable at the time of such Transaction at the Exercise Price as then in effect; and (ii) the rights and obligations of the Company (or, in the case of any Non-Surviving Transaction, the other Person involved in such Transaction) and the holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Common Stock.

This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Each Warrant holder, by its acceptance of any Warrant, acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that a Warrant holder is an "underwriter" as defined in Section 1145(b)(1) of the Bankruptcy Code, such holder may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

So long as the Depositary, or its nominee, is the registered owner of this Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by this Global Warrant Certificate for all purposes under the Warrant Agreement.  Except as provided in the Warrant Agreement upon the exchange of a beneficial interest in this Global Warrant Certificate for a Definitive Warrant Certificate, owners of beneficial interests in this Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants as Definitive Warrant Certificates and will not be considered the owners or holders thereof under the Warrants or the Warrant Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in this Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

[Balance of page intentionally remains blank]

Schedule I

SCHEDULE OF
INCREASES OF AND DECREASES TO AMOUNT OF
WARRANTS EVIDENCED
BY
GLOBAL WARRANT CERTIFICATE
EVIDENCING
SERIES A WARRANTS TO PURCHASE COMMON STOCK

Date of Change	Amount of Increase (Decrease) of Warrants Evidenced	Resulting Amount of Warrants Evidenced	Signature of Authorized Officer